Exhibit 99.2

Apco Recent Highlights

Argentina

Neuquén Basin activity in progress

Chevron YPF activity encouraging sign of future development 2013 Neuquén basin development program is progressing

1st 2013 vertical Coiron Amargo?Vaca Muerta shale well in July

2nd 2013 vertical Coiron Amargo?Vaca Muerta Shale well to be drilled by year end.

Tierra del Fuego concession extensions

TDF extension agreement executed in 2012 received legislative approval in July

Vaca Muerta Exposure

Neuquen Basin (Vaca Muerta acreage)

Entre Lomas 96,000 net acres Bajada del Palo 59,000 net acres Agua Amarga 37,000 net acres Coiron Amargo 45,000 net acres Charco del Palenque 12,000 net acres Total 249,000 net acres

WPX Operational Update – August 1, 2013

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